SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Energroup Holdings Corporation

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our audit report dated January 26, 2010 and review report dated May 9, 2010 on the consolidated financial statements as of and for the years ended December 31, 2009 and 2008, and as of March 31, 2010 and December 31, 2009 and for three-month periods ended March 31, 2010 and 2009, respectively, included in the Form S-1/A No.7 of Energroup Holdings Corporation

For the purpose of the aforesaid Form S-1/A, we also consent to the reference of our firm as "Experts" under the Experts' caption, which, in so far as applicable to our firm means accounting experts.

South San Francisco, California
June 2, 2010

Samuel H. Wong & Co., LLP
Certified Public Accountants

400 Oyster Point Boulevard, Suite 122, South San Francisco, CA 94080 Tel.: (415) 732-1288 Fax.: (415) 397-9028
E-mail: info@swongcpa.com Website: www.swongcpa.com